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                            FOX PAINE & COMPANY, LLC
                                 950 Tower Lane
                                   Suite 1150
                              Foster City, CA 94404


                                January 31, 2000


Watkins-Johnson Company
3333 Hillview Avenue
Palo Alto, California

Ladies and Gentlemen:

                  We refer to the Agreement and Plan of Merger (the "MERGER AGREEMENT"), between FP-WJ Acquisition Corp. and Watkins-Johnson Company (the "COMPANY"), dated October 25, 1999. As a result of the transactions contemplated by the Merger Agreement and certain related transactions (the "TRANSACTIONS"), Fox Paine Capital Fund, L.P. and its affiliates and certain other investors permitted by Fox Paine Capital Fund, L.P. to participate (collectively, the "INVESTORS") will beneficially own in excess of ninety percent (90%) of the outstanding shares of common stock of the Company immediately following such Transactions.

                  In connection with the consummation of the Transactions and the ongoing operations of the Company subsequent thereto, the Company agrees to pay Fox Paine & Company, LLC ("FOX PAINE") (a) a closing fee of $3,500,000 as set forth on EXHIBIT 1 hereto plus reimbursement of Fox Paine's expenses in connection with the Transactions, payable at the closing of the Transactions, and (b) as compensation for Fox Paine's ongoing provision of certain financial and strategic consulting, advisory and other services to the Company (the "SERVICES"), an amount equal to the Fee Amount (as defined below), which shall be billed to the Company by Fox Paine, payable annually on or before the date hereof and each anniversary thereof and continuing until the earlier of (i) such time as the Investors no longer hold an equity investment in the Company or the Investors and their affiliates and managing entities no longer have representation on the Company's board of directors (after which time Fox Paine will cease to provide the Services) and (ii) such time as Fox Paine and the Company agree in writing to modify or terminate the arrangements contemplated hereby. The "FEE AMOUNT" shall be equal to $110,000 for fiscal year 2000 and, for each fiscal year thereafter, one percent (1%) of the annual Consolidated EBITDA (as defined in the Company's credit agreement dated as of the date hereof) of the Company, calculated based on the audited financial statements for the prior fiscal year. In addition, the Company will reimburse Fox Paine for its expenses in connection with the provision of the Services. Payments made by the Company pursuant to this agreement shall be made by wire transfer of immediately available funds to such account as Fox Paine shall designate to the Company in writing from time to time.

                  Fox Paine may assign its rights and obligations hereunder to any of its affiliates, and shall provide written notice to the Company of any such assignment.

                  Simultaneously herewith, the parties hereto are entering into an indemnification letter (the "INDEMNIFICATION LETTER") in the form attached hereto as EXHIBIT 2. The Indemnification Letter shall survive any termination, expiration or assignment of this agreement.

                  This agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within that state.


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                  Please confirm that the foregoing is in accordance with your understandings and agreements with Fox Paine by signing a copy of this agreement in the space provided below.



                                            Very truly yours,


                                            FOX PAINE & COMPANY, LLC


                                            By:
                                               ---------------------------------
                                            Name:     W. Dexter Paine, III
                                            Title:    President


ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

WATKINS-JOHNSON COMPANY


By:
   --------------------------------------------
Name:    Malcolm J. Caraballo
Title:   President and Chief Executive Officer


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